UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 15, 2006
Date of Earliest Event Reported: June 15, 2006
Commission file number 1-10948
OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.04 — Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.
On June 30 2006, Office Depot, Inc. (the “Company”) will suspend trading of its common stock under the Office Depot, Inc. Common Stock Fund (the “Stock Fund”) under the Company’s 401(k) Plan. After this time participants in the Stock Fund will not be able to make any transactions involving the Stock Fund, including exchanges, withdrawals, loan requests, and distributions. The suspension will begin June 30, 2006 at 1:00 p.m. eastern standard time and is expected to end during the week beginning July 16, 2006 (the “Suspension Period”).
The Stock Fund is being removed as an investment option under the Office Depot, Inc. Retirement Savings Plan (the “Plan”) to promote diversification in the Plan by keeping participants from having an undue concentration of the Company’s common stock in their retirement plan. During the Suspension Period and for a period of two years thereafter, any interested person may obtain, without charge, the actual beginning and ending dates for which trading was suspended by contacting The Vanguard Group at the address below.
For more information regarding the Suspension Period or the liquidation process contact The Vanguard Group:

By phone:	(800) 523-1188

Online:	www.vanguard.com

By mail:	The Vanguard Group
Plan Number 093253
PO Box 2900
Valley Forge, PA 19482

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: June 15, 2006	By:	/s/ David C. Fannin
David C. Fannin
Executive Vice President and General Counsel

3